HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA               REVOCABLE PROXY

Any member giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of Home Federal either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the Special Meeting.

The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Members to be held on the __th day of ________, 2004 and a Proxy Statement for the Special Meeting prior to the signing of this proxy.


                                          --------------------------------------
                                          Signature                       Date

                                          --------------------------------------
                                          Signature                       Date

                                          NOTE: Please sign exactly as your
                                          name(s) appear(s) on this Proxy. Only
                                          one signature is required in the case
                                          of a joint account. When signing in a
                                          representative capacity, please give
                                          title.

   IMPORTANT: Please Detach, Sign and Return "ALL" proxies from "ALL" packets received in the enclosed postage paid envelope.
               FAILURE TO VOTE HAS THE SAME EFFECT AS A "NO" VOTE.
--------------------------------------------------------------------------------
                                                  Home Federal Bancorp, Inc.
                                                     500 12th Avenue South
                                                      Nampa, Idaho 83653
                                                        (208) xxx-xxxx
                                              Stock Order and Certification Form
--------------------------------------------------------------------------------
Deadline: The Subscription Offering ends at 12:00 Noon, Mountain time, on ____ xx, 2004. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form, or at a Home Federal Savings and Loan Association of Nampa office, by the deadline, or it will be considered void. Faxes or copies of this form will not be accepted.

------------------------------------------------------------------------------------------------------------------------------------
(1) Number of Shares       Price Per Share      (2) Total Amount Due     | (6) [ ] Check here if you are a director, officer or
    ----------------                                ----------------     |         employee of Home Federal Savings and Loan
   |                |       x  $10.00  =           |                |    |         Association of Nampa or a member of such
    ----------------                                ----------------     |         person's immediate family (same household).
   Minimum - 25 shares  Maximum - 25,000 shares                          |----------------------------------------------------------
                                                                         | (7) [ ] NASD Affiliation - see description on reverse
-------------------------------------------------------------------------|         side of this form.
Method of Payment                                                        |----------------------------------------------------------
(3) [ ] Enclosed is a check, bank draft or money order payable to        | (8) Please review the preprinted account information
        Home Federal Bancorp, Inc. for $______________.                  |     listed below. The accounts printed below may not be
                                                                         |     all of your qualifying accounts or even your
(4) [ ] I authorize Home Federal Savings and Loan Association            |     accounts as of the earliest of the three dates if
        of Nampa to make withdrawals from my certificate or              |     you have changed names on the accounts. You should
        savings account(s) (not accounts with checking privileges)       |     list any other accounts that you may have or had
        shown below, and understand that the amounts will not            |     with Home Federal Savings and Loan Association of
        otherwise be available for withdrawal:                           |     Nampa in the box below. SEE THE STOCK ORDER FORM
                                                                         |     INSTRUCTIONS SHEET FOR FURTHER INFORMATION. All
 Account Number(s)                        Amount(s)                      |     subscription orders are subject to the provisions of
 ------------------------------------------------------------            |     the Plan of Conversion.
|                               |                            |           |   ----------------------------------------------------
|-------------------------------|----------------------------|           |  |                                                    |
|                               |                            |           |  |                                                    |
|-------------------------------|----------------------------|           |  |                                                    |
|                               |                            |           |  |                                                    |
|-------------------------------|----------------------------|           |  |                                                    |
|                               |                            |           |  |                                                    |
 -------------------------------|----------------------------|           |  |                                                    |
             Total Withdrawal   |                            |           |  |                                                    |
                                 ----------------------------            |   ----------------------------------------------------
There is NO penalty for early withdrawal.                                |   Additional Qualifying Accounts
-------------------------------------------------------------------------|
(5) Purchaser Information (check one)                                    |    Account Title (Names on Accounts)   Account Number
                                                                         |   ----------------------------------------------------
a. [ ]  Eligible Account Holder - Check here if you were a depositor     |  |                                   |                |
        with at least $50 on deposit with Home Federal Savings and       |  |-----------------------------------|----------------|
        Loan Association of Nampa as of December 31, 2002. Enter         |  |                                   |                |
        information in Section 8 for all deposit accounts that you had   |  |-----------------------------------|----------------|
        at Home Federal Savings and Loan Association of Nampa on         |  |                                   |                |
        December 31, 2002.                                               |  |-----------------------------------|----------------|
b. [ ]  Supplemental Eligible Account Holder - Check here if you were    |  |                                   |                |
        a depositor with at least $50 on deposit with Home Federal       |   ----------------------------------------------------
        Savings and Loan Association of Nampa as of March 31, 2004 but   |
        are not an Eligible Account Holder. Enter information in         |  Please Note:  Failure to list all of your accounts may
        Section 8 for all deposit accounts that you had at Home          |  result in the loss of part or all of your subscription
        Federal Savings and Loan Association of Nampa on March 31,       |  rights. (additional space on back of form)
        2004.                                                            |
c. [ ]  Other Member - Check here if you were a depositor of Home        |
        Federal Savings of Nampa and Loan Association as of XXXX xx,     |
        2004, or borrower as of March 16, 2004 whose loans continue to   |
        be outstanding as of XXX xx, 2004 but are not an Eligible        |
        Account Holder or a Supplemental Eligible Account Holder.        |
        Enter information in Section 8 for all accounts that you had     |
        at Home Federal Savings and Loan Association of Nampa on XXX     |
        xx, 2004.                                                        |
d. [ ]  Local Community - Residents of Ada, Canyon, Elmore and Gem       |
        Counties, Idaho                                                  |
e. [ ]  General Public                                                   |
------------------------------------------------------------------------------------------------------------------------------------

(9) Stock Registration - Please Print Legibly and Fill Out Completely
                                -----
(Note: The written statement indicating number of shares of stock held and all correspondence related to this stock order will be mailed to the address provided below)

[ ] Individual                 [ ] Uniform Transfer to Minors Act      [ ] Partnership
[ ] Joint Tenants              [ ] Uniform Gift to Minors Act          [ ] Individual Retirement Account
[ ] Tenants in Common          [ ] Corporation                         [ ] Fiduciary/Trust (Under Agreement Dated _________________)

 ------------------------------------------------------------------------------
|                                  |                                           |
| Name                             | Social Security or Tax I.D.               |
|----------------------------------|-------------------------------------------|
|                                  |                                           |
| Name                             | Social Security or Tax I.D.               |
|------------------------------------------------------------------------------|
| Mailing                                           | Daytime                  |
| Address                                           | Telephone                |
|---------------------------------------------------|--------------------------|
|                             Zip                   | Evening                  |
| City            State       Code      County      | Telephone                |
 ------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Acknowledgment By signing below, I acknowledge receipt of the prospectus dated XXXX xx, 2004 and understand I may not change or revoke my order once it is received by Home Federal Bancorp, Inc. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Applicable regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of subscription rights or the underlying securities to the account of another person. Home Federal Bancorp, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct and; (2) I am not subject to backup withholding. You must cross out this item (2) in this acknowledgement if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended.

Signature: THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM. This order is not valid if the Stock Order and Certification Form are not both signed and properly completed. Your order will be filled in accordance with the provisions of the Plan of Conversion as described in the prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

 -----------------------------------   ---------------------------------------------------------
| Signature                 Date    | |   Office Use Only       Check #  __________ ___________ |
|                                   | |                                                         |
|-----------------------------------| | Date Rec'd _____/_____  Ck. Amt. __________ ___________ |
| Signature                 Date    | |                                                         |
|                                   | | Batch # ______-Order #__________ Category _____________ |
 -----------------------------------   ---------------------------------------------------------

HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA               REVOCABLE PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF NAMPA FOR USE AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON _________ __, 2004, AND ANY ADJOURNMENTS OF THAT MEETING, FOR THE PURPOSES SET FORTH IN THE FOREGOING NOTICE OF SPECIAL MEETING. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU TO VOTE FOR THE APPROVAL OF THE PLAN OF CONVERSION.

The undersigned, being a member of Home Federal, hereby authorizes the Board of Directors of Home Federal or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Special Meeting of Members of Home Federal to be held at the _____________, _________, Nampa, Idaho, on _____ __, 2004 at _:00 _.m., local time, and at any adjournment of said meeting, to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth below:

     (1) To consider and vote upon a plan to convert Home Federal from a federally-chartered mutual savings and loan association to a federally chartered stock savings bank to be known as "Home Federal Bank," including the adoption of a federal stock charter and bylaws, pursuant to laws of the United States and the rules and regulations of the Office of Thrift Supervision, with the concurrent sale of all of its capital stock to Home Federal Bancorp, Inc., a Delaware corporation, and the sale by Home Federal Bancorp, Inc. of its shares of common stock.

                               FOR [ ] AGAINST [ ]

     (2) To consider and vote upon any other matters that may lawfully come before the special meeting

                               FOR [ ] AGAINST [ ]

This proxy, if executed, will be voted "FOR" adoption of the plan of conversion and for adjournment of the Special Meeting, if necessary, if no choice is made herein. Please date and sign this proxy on the reverse side and return it in the enclosed envelope.
--------------------------------------------------------------------------------
                           Home Federal Bancorp, Inc.
--------------------------------------------------------------------------------

Item (7) continued - NASD Affiliation      |Item (8) continued; Purchaser Information
(this section only applies to those        |
individuals who meet the delineated        |  Account Title (Names on Accounts)      Account Number
criteria)                                  |  ----------------------------------------------------------
                                           | |                                   |                      |
Check the box if you are a member of the   | |-----------------------------------|----------------------|
National Association of Securities Dealers,| |                                   |                      |
Inc. ("NASD"), a person associated with    | |-----------------------------------|----------------------|
an NASD member, a member of the immediate  | |                                   |                      |
family of any such person to whose support | |-----------------------------------|----------------------|
such person contributes, directly or       | |                                   |                      |
indirectly, or the holder of an account in | |-----------------------------------|----------------------|
which an NASD member or person associated  | |                                   |                      |
with an NASD member has a beneficial       | |-----------------------------------|----------------------|
interest. To comply with conditions under  | |                                   |                      |
which an exemption from the NASD's         |  ----------------------------------------------------------
Interpretation With Respect to Free-Riding |
and Withholding is available, you agree,   |
if you have checked the NASD affiliation   |
box: (1) not to sell, transfer or          |
hypothecate the stock for a period of three|
months following the issuance and (2) to   |
report this subscription in writing to the |
applicable NASD member within one day of   |
the payment therefor.                      |
--------------------------------------------------------------------------------

                               CERTIFICATION FORM
  (This Certification Form Must Be Signed In Addition to the Stock Order Form)

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK OF HOME FEDERAL BANCORP, INC. ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision Regional Director, Charles A. Deardorff at (650) 746-7000.

I further certify that, before purchasing the common stock of Home Federal Bancorp, Inc., I received a copy of the prospectus dated ___ xx, 2004 which discloses the nature of the common stock being offered and describes the following risks involved in an investment in the common stock under the heading "Risk Factors" beginning on page 1 of the prospectus:

1. A significant decline or rise in interest rates may hurt our profits and net portfolio value.

2. Our loan portfolio possesses increased risk due to our substantial outstanding balances of construction and development, commercial real estate and consumer loans, which could increase the level of our provision for loan losses.

3. The value of our mortgage servicing rights declines during periods of falling interest rates.

4. After this offering, our return on equity will be low compared to other companies and our compensation expenses will increase. This could negatively impact the price of our stock.

5. Strong competition within our market area may limit our growth and profitability.

6. Holders of Home Federal Bancorp common stock may not be able to sell their shares when desired if a liquid trading market does not develop, or for $10.00 or more per share even if a liquid trading market develops.

7. We intend to grant stock options and restricted stock to the Board of Directors and certain employees following the conversion which will likely reduce your ownership interest.

8. Implementation of new benefit plans will increase our future compensation expense, which will reduce our profitability and stockholders' equity.

9. The amount of common stock we will control, our certificate of incorporation and bylaws, and state and federal law could discourage hostile acquisitions of control of Home Federal Bancorp.

10.  The economy in our local market area may adversely affect our operations.


 ------------------------------------   ---------------------------------------
| Signature               Date       | | Signature                  Date       |
|                                    | |                                       |
 ------------------------------------   ---------------------------------------
(Note: If shares are to be held jointly, both parties must sign)
                                         ----

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED. THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

================================================================================

Home Federal Bancorp, Inc.                         Stock Order Form Instructions

================================================================================

All subscription orders are subject to the provisions of the Plan of Conversion.
--------------------------------------------------------------------------------

Items 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. No person may purchase more than 25,000 shares, and no person together with his or her associates or group of persons acting in concert may purchase more than 120,000 shares. For additional information, please see "Home Federal's Conversion - Limitations on Stock Purchases" in the Prospectus, which is incorporated herein by reference. Home Federal Bancorp, Inc. reserves the right to reject the subscription of any order received in the Community Offering, if any, in whole or in part.

Item 3 - Payment for shares may be made in cash (only if delivered by you in person), by check, bank draft or money order payable to Home Federal Bancorp, Inc. DO NOT MAIL CASH. Your funds will earn interest at Home Federal Savings and Loan Association of Nampa's current passbook savings rate.

Item 4 - To pay by withdrawal from a savings account or certificate at Home Federal Savings and Loan Association, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required to withdraw, each must sign in the signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. Home Federal Savings and Loan Association of Nampa will waive any applicable penalties for early withdrawal from certificate accounts. A hold will be placed on the account(s) for the amount(s) you show. Payments will remain in account(s) until the stock offering closes. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization, the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at the passbook savings rate subsequent to the withdrawal.

Item 5 - Please check the appropriate box if you were:
     a) A depositor with $50.00 or more on deposit at Home Federal Savings and Loan Association of Nampa as of December 31, 2002 ("Eligible Account Holder"). Enter information in Section 8 for all deposit accounts that you had at Home Federal Savings and Loan Association of Nampa on December 31, 2002.
     b) A depositor with $50.00 or more on deposit at Home Federal Savings and Loan Association Nampa as of March 31, 2004, but are not an Eligible Account Holder ("Supplemental Eligible Account Holder"). Enter information in Section 8 for all deposit accounts that you had at Home Federal Savings and Loan Association of Nampa on March 31, 2004.
     c) A depositor at Home Federal Savings and Loan Association of Nampa as of xxxxx xx, 2004 or a borrower whose loan was outstanding at March 16,2004 which continued to be outstanding at xxxxx xx, 2004 but are not an Eligible Account Holder or Supplemental Eligible Account Holder ("Other Member"). Enter information in Section 8 for all accounts that you had at Home Federal Savings and Loan Association of Nampa on xxxxx xx, 2004.
     d) Local Community - natural persons residing in Ada, Canyon, Elmore and Gem Counties, Idaho.
     e)   General Community.

Item 6 - Please check this box to indicate whether you are a director, officer or employee of Home Federal Savings and Loan Association of Nampa or a member of such person's immediate family.

Item 7 - Please check this box if you have a National Association of Securities Dealers, Inc. ("NASD") affiliation (as defined on the reverse side of the Stock Order Form.)

Item 8 - Please review the preprinted qualifying account number(s) information. The account number(s) listed may not be all of your account number(s). You should list any other qualifying accounts that you may have or had with Home Federal Savings and Loan Association of Nampa in the box located under the heading "Additional Qualifying Accounts." These may appear on other Stock Order Forms you have received. For example, if you are ordering stock in just your name, you should list all of your deposit accounts as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all deposit accounts under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child's or grandchild's name under the Uniform Transfer to Minors Act, to qualify in the Subscription Offering the minor must have had a deposit account on one of the three dates and you should list only their account number(s). If you are ordering stock corporately, you need to list just that corporation's deposit accounts, as your individual account(s) do not qualify. Failure to list all of your qualifying accounts may result in the loss of part or all of your subscription rights.

Item 9 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Home Federal Bancorp, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Subscription rights are not transferable. If you are an Eligible or Supplemental Eligible Account Holder or Other Member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.

                  (See Reverse Side for Stock Ownership Guide)

================================================================================

Home Federal Bancorp, Inc.                                 Stock Ownership Guide

================================================================================

Individual - The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Uniform Gift To Minors - For residents of many states, including Idaho, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfer to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second name line followed by the notation UTMA-ID or UGMA-Other State. List only the minor's social security number.

Corporation/Partnership - Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. number. To have depositor rights, the Corporation/Partnership must have an account in its legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Individual Retirement Account - Individual Retirement Account ("IRA") holders may make stock purchases from their deposits through a prearranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. Home Federal Savings and Loan Association of Nampa does not offer a self-directed IRA. Please contact an outside broker if you have any questions about your IRA account and please do not delay in exploring this option.

Registration for IRA's:    On Name Line 1 - list the name of the broker or trust
                           department followed by CUST or TRUSTEE.

                           On Name Line 2 - FBO (for benefit of) YOUR NAME IRA a/c #______.

                           Address will be that of the broker / trust department to where the stock certificate will be sent.
                           The Social Security / Tax I.D. number(s) will be either yours or your trustees, as they direct.
                           Please list your phone numbers.

Fiduciary/Trust - Generally, fiduciary relationships (such as trusts, estates, guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

              (See Reverse Side for Stock Order Form Instructions)